UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2013

CF Industries Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)

4 Parkway North, Suite 400
Deerfield, IL	60015
(Address of principal	(Zip Code)
executive office)

Registrant’s telephone number, including area code (847) 405-2400

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by CF Industries Holdings, Inc. (the “Company”) on a Form 8-K dated September 16, 2013, Stephen R. Wilson, Chairman, President and Chief Executive Officer (“CEO”) of the Company, will retire as president and CEO effective January 1, 2014, and W. Anthony Will, currently senior vice president, manufacturing and distribution, of the Company was selected to succeed Mr. Wilson as the Company’s president and CEO, effective January 2, 2014.  Mr. Wilson will remain a director of the Company and will serve as non-executive Chairman of the Board.

On December 18, 2013, the board of directors (the “Board”) of the Company expanded the size of the board to increase the number of directors to nine, effective January 2, 2014, and elected Mr. Will to the Board, effective January 2, 2014, to hold office as a Class I director.  It is expected that Mr. Will will stand for re-election at the Company’s 2015 annual meeting of stockholders.

In connection with his retirement as president and CEO of the Company and his continued service on the Board, on December 18, 2013, the Board, upon recommendation of the Compensation Committee of the Board (the “Committee”), approved compensation in the amount of $360,000 per year, payable quarterly, for Mr. Wilson’s service as a director and non-executive Chairman.  This compensation is in lieu of any other compensation paid to non-employee directors of the Company.  Also on December 18, 2013, the Committee approved an amendment to the outstanding stock option and restricted stock awards held by Mr. Wilson, effective upon his retirement, which amendment provides that such outstanding equity awards will continue to vest during his continued service as a director.

In connection with Mr. Will’s election to the position of president and CEO of the Company, on December 18, 2013, the Committee approved (i) a base salary for 2014 of $860,000 and (ii) a target bonus incentive for 2014 of 100% of his base salary under the Company’s short-term incentive program, effective upon his commencement to the role of president and CEO on January 2, 2014.  Mr. Will will not receive any additional compensation for his service as a director.

On December 20, 2013, the Company issued a press release regarding the matters described in this Item 5.02.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated December 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2013	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Senior Vice President, General
Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated December 20, 2013